Exhibit 10.45

JACOBS ENGINEERING GROUP INC.
RESTRICTED STOCK UNIT AGREEMENT
This Agreement is executed as of _________________ by and between JACOBS ENGINEERING GROUP INC. (the “Company”) and _____________________ (“Employee”) pursuant to the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, as amended (the “Plan”). Unless the context clearly indicates otherwise, all terms defined in the Plan and used in this Agreement (whether or not capitalized) have the meanings as set forth in the Plan.
1.    Restricted Stock Units
Pursuant to the Plan, and in consideration for services rendered and to be rendered to the Company or Related Company or for their benefit, the Company hereby issues, as of the above date (the “Award Date”) to Employee an award of restricted stock units in accordance with Paragraph 13 of the Plan and the terms and conditions of this Agreement (the “Award”). The number of restricted stock units Employee is eligible to earn under this Agreement is ________ (the “Restricted Stock Units”). Each restricted stock unit represents the right to receive one share of Jacobs Common Stock (subject to adjustment pursuant to the Plan) in accordance with the terms and subject to the conditions (including the vesting conditions) set forth in this Agreement and the Plan.
2.    Vesting, Distribution

(a)	The Award shall not be vested as of the Award Date and shall be forfeitable unless and until otherwise vested pursuant to the terms of this Agreement.

(b)
The Restricted Stock Units issued hereby shall be subject to the restrictions on transfer as set forth in this Agreement (referred to as the “Forfeiture Restrictions”). The provisions of Section 13 of the Plan relating to the restrictions on transfers of Restricted Stock Units, including all amendments, revisions and modifications thereto as may hereafter be adopted, are hereby incorporated in this Agreement as if set forth in full herein. Unless and until the Forfeiture Restrictions have lapsed, the Restricted Stock Units shall be unvested and subject to forfeiture hereunder.

(c)
In the event Employee ceases to be an employee of the Company or any of its Related Companies for any reason other than as a result of death or the Employee becoming disabled, Employee shall, for no consideration, forfeit and surrender to the Company the Restricted Stock Units that are subject to the Forfeiture Restrictions effected as of the date the Employee’s employment with the Company or Related Company terminates. Schedule B of the Plan, which is incorporated herein by this reference, establishes the effects on this Award of other changes to (i) the Employee’s employment status with the Company or Related Company; (ii) the Employee’s employer; and, (iii) the Company’s ownership interest in Employee’s employer.

(d)	After the Award Date, the Restricted Stock Units will become twenty-five percent (25%) vested on the first anniversary of the Award Date, twenty-five

Exhibit 10.45

percent (25%) vested on the second anniversary of the Award Date, twenty-five percent (25%) vested on the third anniversary of the Award Date and the remaining twenty-five percent (25%) vested (collectively referred to as “Vested Units”) on the fourth anniversary of the Award Date (each vesting of Restricted Stock Units is a “Maturity Date”), provided that Employee remains continuously employed by the Company through such Maturity Date.

(e)
Except as set forth in the Plan (including Schedule B thereof the terms of which shall apply to the Award), Employee has no rights, partial or otherwise in the Award and/or any shares of Jacobs Common Stock subject thereto unless and until the Award has been vested pursuant to this Section 2.

(f)
Each Vested Unit shall be settled by the delivery of one share of Common Stock (subject to adjustment under the Plan). Settlement will occur as soon as practicable following passage of each Maturity Date (or, if earlier, the date the Award becomes vested pursuant to the terms of the Plan, including Schedule B thereof). No fractional shares shall be issued pursuant to this Agreement set forth in Section 2(c).

(g)
Neither the Award, nor any interest therein nor any shares of Jacobs Common Stock payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.

3.    Section 409A Compliance
Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Plan and this Agreement shall be construed or deemed to be amended as necessary to comply with the requirements of Section 409A of the Code, to avoid the imposition of any additional or accelerated taxes or other penalties under Section 409A of the Code. The Committee, in its sole discretion, shall determine the requirements of Section 409A of the Code applicable to the Plan and this Agreement and shall interpret the terms of each consistently therewith. Under no circumstances, however, shall the Company have any liability under the Plan or this Agreement for any taxes, penalties or interest due on amounts paid or payable pursuant to the Plan and/or this Agreement, including any taxes, penalties or interest imposed under Section 409A of the Code.
4.    Status of Participant
Employee shall have no rights as a stockholder (including, without limitation, any voting rights or rights to receive dividends with respect to the shares of Jacobs Common Stock subject to the Award) with respect to either the Award granted hereunder or the shares of Jacobs Common Stock underlying the Award, unless and until such shares are issued in respect of Vested Units, and then only to the extent of such issued shares.

Exhibit 10.45

5.    Nature of Award.
In accepting the Award, Employee acknowledges, understands and agrees that:

(a)
The Plan is established voluntarily by the Company, that the Plan is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)
The Award of the Restricted Stock Unit is voluntary and occasional and does not create any contractual or other right to receive future Awards of Restricted Stock Units, or any benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been awarded in the past;

(c)	All decisions with respect to future Restricted Stock Unit or other awards, if any, will be at the sole discretion of the Company;

(d)
The Restricted Stock Unit Award and Employee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company or any Related Company and shall not interfere with the ability of the Company, or any Related Company, as applicable, to terminate Employee’s employment or service relationship (if any);

(e)
The Restricted Stock Unit and the shares of Jacobs Common Stock subject to the Restricted Stock Unit, the value of same, and any ultimate gain, loss, income or expense associated with the Award are not part of Employee’s normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f)
No claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Unit for any reason, including forfeiture resulting from Employee ceasing to provide employment or other services to the Company or any Related Company (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee’s employment agreement, if any), and in consideration of the Award of the Restricted Stock Unit to which Employee is otherwise not entitled, Employee irrevocably agrees never to institute or allow to be instituted on his or her behalf any claim against the Company or any of its Related Companies, waives his or her ability, if any, to bring any such claim, and releases the Company and any Related Companies from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Employee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

Exhibit 10.45

6.    Data Privacy
Employee understands that the Company and/or a Related Company may hold certain personal information about the Employee, including, but not limited to, Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Jacobs Common Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Jacobs Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Employee's personal data as described in this Agreement and any other Award materials by and among, as applicable, the Company and its Related Companies for the exclusive purpose of implementing, administering and managing Employee’s participation in the Plan.
Employee understands that Data will be transferred to the Company’s broker, administrative agents or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Employee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients' country or countries in which such recipients reside or operate (e.g., the United States) may have different data privacy laws and protections than Employee’s country. Employee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Employee understands that Data will be held only as long as is necessary to implement, administer and manage Employee’s participation in the Plan.
7.    Payment of Withholding Taxes
Employee acknowledges that, regardless of any action taken by the Company or Related Companies or, if different, Employee’s employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Employee’s participation in the Plan and legally applicable to Employee or deemed by the Company, Related Company or the Employer in its discretion to be an appropriate charge to Employee even if legally applicable to the Company, Related Company or the Employer (“Tax-Related Items”), is and remains Employee’s responsibility and may exceed the amount actually withheld by the Company, Related Company or the Employer. Employee further acknowledges and agrees that the Company or Related Company and/or the Employer may, if it so determines, offset any Employer tax liabilities deemed applicable to Employee by reducing the shares of Jacobs Common Stock otherwise deliverable to Employee pursuant to this Agreement. Employee further acknowledges that the Company, Related Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of shares of Jacobs Common Stock acquired pursuant to such settlement; and (2) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Restricted Stock Units

Exhibit 10.45

to reduce or eliminate Employee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Employee is subject to Tax-Related Items in more than one jurisdiction between the Award Date and the date of any relevant taxable or tax withholding event, as applicable, Employee acknowledges that the Company, Related Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to issue or deliver any shares of Jacobs Common Stock to the Employee until the obligation for any Tax-Related Items due in connection with the Award has been satisfied.

Under no circumstances can the Company be required to withhold from the shares of Jacobs Common Stock that would otherwise be delivered to Employee upon settlement of the Award a number of shares having a total Fair Market Value that exceeds the amount of withholding taxes as determined by the Company at the time the Award vests.

8.    Services as Employee
Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Employee’s status as an employee at will who is subject to termination without cause, confers upon the Employee any right to remain employed by or in service to the Company, interferes in any way with the right of the Company at any time to terminate such employment or services, or affects the right of the Company to increase or decrease the Employee’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Employee without his consent thereto.
9.    Terms and Conditions Applicable to PRC Nationals Only.

(a)
If Employee is a national of the Peoples’ Republic of China (“PRC”), the Award and vesting of Restricted Stock Units is conditioned upon the Company securing all necessary approvals from the PRC State Administration of Foreign Exchange (“SAFE”) to permit the operation of the Plan and the participation of PRC nationals employed by the Company or a Related Company, as determined by the Company in its sole discretion.

(b)
Employee agrees to hold the Jacobs Common Stock received upon settlement of the Restricted Stock Units with the Company’s broker or any other agent designated by the Company until the Jacobs Common Stock is sold.

(c)
Employee understands and agrees that, due to exchange control laws in China, Employee will be required to immediately repatriate the proceeds from any sale of Jacobs Common Stock and any dividends received in relation to the Jacobs Common Stock to China. Employee further understands that the repatriation of such amounts may need to be effected through a special exchange control account established by the Company or the Related Company in China, and Employee hereby consents and agrees that all amounts derived from the Restricted Stock Units awarded under the Plan may be transferred to such special account prior to being delivered to Employee’s personal account. Further, to the extent required

Exhibit 10.45

to comply with any foreign exchange rules, regulations or agreements with governmental authorities, Employee specifically authorizes the Company, the Related Company that employs Employee, the administrator or their respective agents, to sell the Jacobs Common Stock acquired under the Plan, following the termination of Employee’s employment or service or at some other time determined by the Company or the administrator, including immediately following settlement of the Restricted Stock Units, and to repatriate the sale proceeds in such manner as may be designated by the Company or the administrator.
10.    Miscellaneous Provisions
This Agreement is governed in all respects by the Plan and applicable law. In the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall prevail. Subject to the limitations of the Plan, the Company may, with the written consent of Employee, amend this Agreement. This Agreement shall be construed, administered and enforced according to the laws of the State of California.
11.    Clawback
Employee agrees that if Employee is or becomes a section 16 executive officer of the Company, in the event of any Inaccurate Financial Statement, Employee will return to the Company on demand all incentive-based compensation payments (whether under this Award, the Plan or otherwise) made to Employee during the 3-year period preceding the date on which the Company is required to prepare an accounting restatement that are in excess of what would have been paid had such incentive-based compensation instead been determined under the accounting restatement (the “Payments”).  In addition, Employee agrees to application of any clawback, forfeiture, recoupment, or similar requirement required to apply to incentive-based compensation granted to Employee under any current or future applicable law or listing standard or regulatory body requirement.  An “Inaccurate Financial Statement” is any inaccurate financial statement due to material noncompliance by the Company with any financial reporting requirements under the securities laws.
12.    Agreement of Employee
By signing below or electronically accepting this Award, Employee (1) agrees to the terms and conditions of this Agreement, (2) confirms receipt of a copy of the Plan and all amendments and supplements thereto, and (3) appoints the officers of the Company as Employee’s true and lawful attorney-in-fact, with full power of substitution in the premises, granting to each full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done, on behalf of Employee which, in the opinion of such attorney-in-fact, is necessary or prudent to effect the forfeiture of the Award to the Company, or the delivery of the Jacobs Common Stock to Employee, in accordance with the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

Exhibit 10.45

JACOBS ENGINEERING GROUP INC.
By:

Steven J. Demetriou, President & Chief Executive Officer